AMENDED AND RESTATED REVOLVING CREDIT NOTE
                   ------------------------------------------

$10,000,000.00                   Houston, Texas              September___,  2005

     PETROSEARCH ENERGY CORPORATION, A NEVADA CORPORATION, ("Maker"), for value received, agrees to pay to the order of FORTUNA ENERGY, L.P. (herein called "Lender" which term shall herein in every instance refer to the owner or holder of this Note), at P.O. Box 9109, Newport Beach, California 92658, or at such other place as Lender may hereafter designate in writing, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced and/or readvanced from time to time by Lender to Maker under the terms and limitations of the Amended and Restated Revolving Credit Agreement of even date between Lender, Maker, Anadarko Petrosearch, L.L.C. and Guidance Petrosearch, L.L.C. (the "Amended RCA"), together with interest accruing during the term hereof on the principal balance from time to time outstanding until paid, at an annual rate of interest equal to the prime rate of interest published by The Wall Street Journal, as the same may change from time to time ("Wall Street Journal Prime Rate"), plus three percent (3%). Interest shall be calculated on the average daily outstanding principal balance. Upon Maturity (defined hereinbelow) or upon an Event of Default (defined hereinbelow) by Maker, the principal balance hereof and all accrued but unpaid interest shall bear interest at the rate of Wall Street Journal Prime Rate, as the same may change from time to time, plus nine percent (9.0%) per annum.

     This Note is intended as a revolving credit loan more particularly described in a certain Amended and Restated Revolving Credit Agreement of even date (the "Amended RCA") under which the principal may be repaid prior to Maturity (defined herein) without penalty in minimum principal amounts of $100,000.00 or more each in accordance with and subject to the terms and conditions set forth in the Amended RCA.

     For purposes hereof, "Maturity" shall mean the earlier to occur of April 1, 2008, or the date on which the entire outstanding balance under this Note becomes due and payable by acceleration of Lender, at the election of Lender, as a result of an Event of Default (defined below) subject to the applicable cure period for such event giving rise to the Event of Default.

     The principal to be advanced under this Note may be drawn by Maker until October 1, 2007 in accordance with the Schedule of Advances attached hereto and made a part hereof, subject to the Minimum Collateral Coverage Requirements described in Section 1.6 of the Amended RCA. Principal repaid may be readvanced subject to the Minimum Collateral Coverage Requirement limitations. Each Advance requested by Maker other than the initial Advance shall be preceded by a 20-day written request (accompanied by a statement of the proposed use of proceeds) to Lender and shall be funded by Lender on the twenty-first (21st) day following the request. If the 21st day falls on a Saturday, Sunday or public holiday, the said funding shall occur on the next business day of Lender. Unless otherwise agreed by Lender, draw requests shall be funded no more frequently than monthly.


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
     The principal and interest under this Note shall be paid by Maker to Lender as follows:

     1) As to each specific principal Advance drawn by Maker hereunder, Maker shall pay interest-only installments monthly to Lender commencing on the first day of the calendar month following the date of the specific Advance and continuing on the same calendar day of each succeeding month thereafter for a total of six (6) monthly interest payments if the specific Advance by Lender is made between the first (1st) and fifteenth (15th) calendar day of a month, and for a total of seven (7) monthly interest payments if the specific Advance is made after the fifteenth (15th) calendar day of a month and prior to the first (1st) calendar day of the following month.

     2) As to each specific principal Advance drawn by Maker, commencing on the first day of the calendar month following the last scheduled interest-only payment (whether the interest only period is six (6) months or seven (7) months as set forth above and unless Maturity occurs on or prior to such date) and continuing on the same calendar day of each succeeding month thereafter until Maturity (as defined above), Maker shall pay monthly installments of principal based upon a 30-month amortization of that specific Advance (i.e. 1/30th of the specific principal Advance shall be paid monthly), together with the monthly accrued interest on that specific Advance as of the installment due date for that specific Advance for twenty-four (24) months or until Maturity (as defined above), whichever shall be the earlier to occur, at which time the entire balance of the specific Advance shall become due and payable.

     3) At Maturity (as defined above), all outstanding and unpaid principal and accrued interest shall be paid by Maker to Lender.

     If any payment on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of California on which Lender is not open for business, such payment shall be made on the next succeeding business day of Lender, unless the effect of such extension would be to carry the payment over to the next calendar month, in which case such payment shall be due on the preceding business day of Lender, and such extension or reduction of time shall in such case be included in computing interest in connection with such payment. All sums required to paid hereunder shall be applied first to any sums expended by Lender to preserve or protect the collateral securing this Note (including advances, if any, made to pay the taxes thereon), then to any attorneys' fees incurred by Lender in enforcing the provision of this Note or any document securing same, if any, then to accrued interest and then to principal, except that Maker may prepay principal as set forth hereinabove.

     If an "Event of Default" (as defined below) be made in the performance of Maker under this Note, then the Lender may, at Lender's option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the


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
Lender hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the Lender to Maker. Failure of the Lender to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. For purposes hereof, an Event of Default shall mean (1) the failure by Maker to perform any obligation to pay principal or interest when due and after the expiration of any applicable cure period provided herein, (2) the failure by Maker to perform any other obligation or to pay any other sum when due under the terms of the Note, the Master Deed(s) of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Multi-State Oil and Gas Interests) (the "Deed(s) of Trust) as amended or supplemented, if applicable, as modified by the Modification and Extension of Master Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement, the Pledge Agreement(s), the Amended RCA and any other loan document after the expiration of any applicable cure period, or (3) Maker's assignment for the benefit of creditors or becoming the subject of any voluntary or involuntary bankruptcy proceeding. With respect to circumstances (1) or (2), the Event of Default shall not occur until Maker is first sent a notice of the default or deficiency by certified mail, postage prepaid, verifiable facsimile transmission or personal delivery, whereupon Maker shall have an opportunity to cure the default or deficiency within five (5) days of the date of the notice if the default is a monetary default, and twenty (20) days of the date of the notice if the default is a non-monetary default, all in accordance with Section 7.6 of the Amended RCA. For purposes hereof, the date of the notice shall be deemed to be the earlier of the date of receipt of the notice of default by Maker, the date of transmission of the verifiable facsimile or the date which is the third business day after the date the notice is deposited, postage prepaid, in the United States Mail addressed to Maker, whether or not said notice is received. Maker's mailing address shall be deemed to be 675 Bering Drive, Suite 200, Houston, Texas 77057 unless and until Maker provides to Lender a written change of address.

     Except as otherwise provided hereinabove, Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the Lender. The Lender shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice of any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     If the Lender expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the Lender, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to


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
pay all reasonable collection costs and fees incurred by the Lender, including reasonable attorneys' fees and expenses.

     This Note is made and is deemed performable in Harris County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Lender except to the extent that actual cash proceeds of such instruments are unconditionally received by the Lender and applied to this indebtedness in the manner elsewhere herein provided.

It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in this Note or in any of the documents securing the payment hereof or otherwise relating hereto, in no event shall this Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this Note or in any of the documents securing the payment hereof or otherwise relating hereto, or in any communication by Lender or any other person to Maker or any other person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Maker nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if this Note has been or would be paid in full by such credit, refunded to Maker, and (iv) the provisions of this Note and the documents securing the payment hereof and otherwise relating hereto, and any communication to Maker, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received are intended to be applicable to and spread over the maximum term provided hereunder. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this Note and the loan.


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
     To the extent that the interest rate laws of the State of Texas are applicable to this Note, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly Article 5069-1.01(a)(1), and, to the extent that this Note is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 301.001(3) (formerly Article 5069-1.01(f), the Lender retains the right to modify the interest rate in accordance with applicable law.

     This Note is intended as a renewal extension and modification of that certain Revolving Credit Note from Maker to Lender dated October 15, 2004, in the original principal sum of $18,000,000.00, and is currently secured by (a) those Master Deed(s) of Trust, Assignment of Production, Security Agreement, and Financing Statement currently of record in certain counties in Texas, North Dakota and Oklahoma, and (b) first and prior lien(s) on Maker's one hundred percent (100%) membership interest (subject to the after-payout back-in interests of the subsidiary directors of project development (formerly presidents), where applicable) in Anadarko Petrosearch and any other subsidiary holding legal title to a Lease acquired with Lender's funds. This Note will be further secured by, where applicable, and where existing Master Deed(s) of Trust and/or applicable supplements thereto are of record, (c) a Modification and Extension of Master Deed of Trust, Assignment of Production, Security Agreement, and Financing Statement, recorded in each jurisdiction where an existing Master Deed of Trust is currently of record and (d) as to future properties acquired utilizing Lender's funds in jurisdictions in which a security document is not currently of record, a Master Deed(s) of Trust, Assignment of Production, Security Agreement, and Financing Statement (or comparable document conforming to the laws of the jurisdiction) creating a first and prior lien in favor of Lender on the properties so acquired utilizing Lender's funds Advanced under this Note.

     This Note is dated as of the date set forth first above. In the event of a conflict between this Note and the Amended RCA, the terms of the Amended RCA shall be deemed controlling.

NOTICE  OF  NO  ORAL  AGREEMENTS.  THIS  DOCUMENT  AND  ALL OTHER LOAN DOCUMENTS
--------------------------------
RELATING TO THIS LOAN OR REFERRED TO ABOVE TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

                                   PETROSEARCH ENERGY CORPORATION


                                   By:
                                       ------------------------------------
                                        Richard D. Dole, President and C.E.O.


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